Exhibit 10.1

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RETIREMENT AND CONSULTING AGREEMENT

This Retirement and Consulting Agreement (hereinafter the “Agreement”) is made as of April 4, 2022, by and between Michael G. DeCata (hereinafter the “Executive”) and Lawson Products, Inc., an Illinois corporation (hereinafter the “Company”). The Company and the Executive are hereinafter collectively referred to as the “Parties,” and each individually referred to as a “Party.”

WHEREAS, the Executive presently serves as the President and Chief Executive Officer of the Company and of the Company’s parent, Lawson Products, Inc., a Delaware corporation (“Parent”);

WHEREAS, the Executive and the Company entered into that certain Employment Agreement dated as of August 14, 2017, as amended on April 11, 2018 (the “Employment Agreement”) (defined terms not defined herein shall have the meaning set forth in the Employment Agreement);

WHEREAS, the Company and the Executive desire to set forth the terms and conditions of the Executive’s proposed voluntary retirement and provision of consulting services in the future.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1. Executive’s Retirement.

(a) The Executive agrees to remain employed as the Chief Executive Officer of the Parent through May 1, 2022 (the “Retirement Date”). The Executive hereby resigns as the Chief Executive Officer of, and all other positions with, the Company, effective as of April 4, 2022. Effective as of the Retirement Date, the Executive’s employment by the Parent will terminate, and the Executive shall be deemed to have resigned all other positions with the Parent, including for the avoidance of doubt, his membership on the Board of Directors of Parent (the “Board”). The Retirement Date shall be deemed to be the date of separation from service and the date that employment ends for purposes of the Employment Agreement and any applicable Company plans or programs in which the Executive participated.

(b) From the Retirement Date through the end of the Consulting Period (as defined below), the Executive shall serve as a consultant to the Company and Parent on the terms set forth in this Agreement.

(c) Notwithstanding the foregoing, nothing in this Agreement changes the “at will” nature of the Executive’s employment with the Company prior to the Retirement Date and the Employment Agreement shall remain in full force and effect through the Retirement Date, and, to the extent provided for therein, after the Executive’s termination of employment. The Parties acknowledge and agree that the Executive’s termination of employment is voluntary, and the Executive will not be eligible for severance or similar benefits pursuant to the Employment Agreement or any other plan or program of the Company or Parent.

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2. Compensation Through Retirement Date. If the Executive remains employed through the Retirement Date, the Executive shall receive the following compensation and benefits through the Retirement Date:

(a) Continued eligibility to receive the employee benefits the Executive currently receives as of the date hereof, provided that the Executive shall not be eligible to receive a Senior Executive Officer Annual Incentive Plan award or a Senior Executive Officer Long-Term Incentive Plan award for any period on or after his Retirement Date;

(b) Base salary as of the date hereof; and

(c) Accrued Compensation (as defined in the Employment Agreement).

The Executive’s participation in any Company employee benefit plans or programs (including without limitation any matching contributions under the Company’s 401(k) plan, deferred compensation plans, life insurance premium programs and other medical programs or other personal benefits and perquisites) shall cease immediately following the Retirement Date, except as otherwise expressly provided in this Agreement or in the applicable Company plan.

3. Release of Claims. As consideration for entering into this Agreement, the Executive shall sign and not timely revoke a general release of claims in the form attached hereto as Exhibit A (the “Release”) within the time specified in the Release, which shall be no later than sixty (60) days following the Retirement Date.

4. Consulting Agreement.

(a) From the Retirement Date through the earlier of: (i) May 1, 2026, (ii) the Company’s termination of the Executive’s consulting and advisory services, or (iii) the Executive’s death or becoming Disabled (such applicable period, the “Consulting Period”), the Executive shall provide consulting and advisory services from time to time as may be reasonably requested by the Company’s Chief Executive Officer or a Board member (with the prior approval of the Company’s Chairman of the Board or the Board’s Lead Independent Director) (the “Consulting Services”). The purpose of the Consulting Services to be provided under this Agreement will be to ensure the orderly transition of the Executive’s duties and responsibilities, and may include engaging in general business, market development, participation on the boards of directors of the National Association of Wholesalers—Distributors and the NAW Institute for Distribution Excellence, and providing other advice similar to that provided by the Executive while previously engaged as an employee of the Company. The Executive agrees to perform only those tasks reasonably assigned to the Executive and will perform all such Consulting Services in a commercially reasonable matter.

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(b) In making requests, the Company will take into consideration the Executive’s other business and personal commitments that may arise during the Consulting Period. The Parties anticipate that the Executive will be requested to provide approximately 350 hours of Consulting Services per calendar year (the “Target Hours”) during the Consulting Period (such amount to be prorated for partial years during the Consulting Period); provided that any requested Consulting Services that exceed the Target Hours shall be performed at times and schedules agreed to by the Chairman or the Lead Independent Director and the Executive.

(c) In the event of the Executive’s material breach of this Agreement, the Company, by action of the Board, may terminate the Consulting Period if the Executive has not cured such breach within fifteen (15) days after the Company provides written notice to the Executive of such breach, and upon such termination, the Company shall have no further obligations hereunder.

5. Status as Consultant during the Consulting Period.

(a) During the Consulting Period, the Executive shall not be an employee of the Company, shall not be entitled to receive any perquisites or benefits from the Company except as expressly provided in this Agreement.

(b) During the Consulting Period, the Company shall pay or reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of the Consulting Services upon the Executive’s presentation of written documentation thereof in accordance with the Company’s expense reimbursement policies.

(c) The Parties acknowledge and agree that the Executive will be responsible for reporting and paying any federal and state taxes owing on the compensation received by the Executive during the Consulting Period pursuant to this Agreement. The Company shall issue the Executive a 1099 Form for all compensation received by the Executive from the Company during the Consulting Period pursuant to this Agreement. The Executive acknowledges that the Company may be required to pay to governmental authorities amounts for which the Executive is responsible if a federal, state, or local taxing authority, or any court or governmental agency should disagree with the characterization of the relationship between the Parties as an independent contractor relationship. The Executive agrees that the Executive shall indemnify and hold the Company harmless from any claims (except claims for any taxes that the Company would have been obligated to pay even if the Executive had satisfied all of the Executive’s tax obligations in connection with this Agreement) of or by any such federal, state, or local taxing authority or any court or governmental agency concerning the compensation to be received during the Consulting Period hereunder, or otherwise arising out of this Agreement. The Executive acknowledges that the Company has advised the Executive to consult with the Executive’s legal or financial advisors with respect to any tax or other financial consequences of any amounts paid to the Executive under this Agreement.

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6. Compensation During Consulting Period. Subject to the Executive signing and not timely revoking the Release within the period of time specified therein:

(a) During the Consulting Period, the Company shall pay the Executive an annualized amount of $600,000.00 per year, payable in monthly installments (in arrears) for each month of the Consulting Period, but in no event beyond May 1, 2026.

(b) Attached hereto as Exhibit B is a list of the Executive’s employee stock options (“Options”), market stock units (“MSUs”), stock performance rights (“SPRs”), performance awards (“PAs”) and restricted stock units (“RSUs” and, together with Options, MSUs, SPRs and PAs, “Existing Equity Awards”). No changes shall be made to the terms of the Existing Equity Awards set forth in the applicable award agreement except as follows:

(i) The Consulting Period shall be deemed to be continued employment with the Company for all purposes under the Existing Equity Awards that are MSUs and SPRs;

(ii) The termination of the Consulting Period under Section 4 shall constitute the termination of the Executive’s employment with the Company for purposes of the Existing Equity Awards and any post-termination exercise periods shall commence at such time.

(iii) Vesting of all outstanding RSUs shall be accelerated as of the Retirement Date and they shall be settled in accordance with their written terms.

(c) The Executive shall continue to be covered under the Company’s group health plan, including any spousal and dependent coverage, at active employee rates, through the end of the Consulting Period. For the avoidance of doubt, the value of such coverage shall be taxable to the Executive. Following the Consulting Period, provided the Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Executive shall be eligible to exercise his rights to COBRA continuation coverage with respect to the Company’s group health plan in which the Executive participated prior to the end of the Consulting Period, and, where applicable, the Executive’s spouse and eligible dependents, at the Executive’s expense.

Notwithstanding the foregoing, if the Consulting Period terminates prior to May 1, 2026, for any reason other than (i) a voluntary termination by the Executive (which does not include a termination that occurs because the Executive dies or is Disabled) or (ii) a termination by the Company due to the Executive’s material breach of this Agreement (subject to the provisions of Section 4(c)), the payments and benefits provided for in this Section 6 shall continue to be paid or provided through May 1, 2026, to the Executive or the Executive’s designated beneficiary (and if none, the Executive’s spouse or estate, as applicable).

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7. Covenants by the Executive.

(a) During the Consulting Period, the Executive agrees to continue to be bound by the Company’s Code of Conduct, as may be in effect from time to time. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Company’s Code of Conduct, the terms of this Agreement shall control.

(b) During the Consulting Period, the Executive will not, directly or indirectly recruit, solicit or induce, or attempt to induce, contact or interfere with, any employee, consultant or vendor of the Company or its affiliates to terminate employment or any other relationship with the Company or its applicable affiliate, or contact or maintain contact with, any employee of the Company with an intent to interfere in the employment relationship between any such party and the Company.

(c) Except as reasonably necessary to perform the Consulting Services hereunder, the Executive agrees not to disclose any Confidential Information gained during or as a result of his employment by or service to the Company or Parent (as an employee, consultant or otherwise). “Confidential Information” means any information that is, or should reasonably be understood to be, confidential or proprietary to the Parent and its subsidiaries (including the Company) and affiliates (collectively, the “Parent Group”), including, but not limited to all information, whether in written, oral, electronic, magnetic, photographic or any other form, that relates to the Parent Group’s past, present and future businesses, products, product specifications, designs, drawings, concepts, samples, intellectual property, inventions, know-how, sources, costs, pricing, technologies, customers, vendors, other business relationships, business ideas and methods, distribution methods, inventories, manufacturing processes, computer programs and systems, employees, employee salary information, hiring practices, operations, marketing strategies and other technical, business and financial information. Notwithstanding the foregoing, Confidential Information shall not include information that (i) has entered the public domain without Executive’s breach of any obligation owed to the Parent Group; or (ii) is rightfully received by Executive from a third party without confidentiality restrictions. Nothing contained in this Agreement shall be construed to prevent Executive from testifying truthfully before any court, tribunal or other legal proceeding.

(d) The Executive agrees that the Executive shall not at any time knowingly make to any person or entity any material “Disparaging” (as defined below) remarks, comments or statements concerning the Parent Group and its directors, officers, shareholders, employees, agents, successors and assigns. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged; provided that nothing in this Agreement shall prevent the Executive from discussing, disclosing, testifying about, or reporting to any federal, state or local agency or official information about unlawful acts in the workplace, such as alleged harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful, or from requesting or receiving confidential legal advice or making any other truthful statement or disclosure required by law, regulation or legal process.

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(e) Notwithstanding anything to the contrary set forth in this Agreement, the Company provides notice to the Executive pursuant to the Defend Trade Secrets Act of 2016 that: (i) an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

8. Amendment. This Agreement may be modified only by a written instrument signed by the Parties hereto. The Parties acknowledge and agree that the Executive and the Company remain subject to all employment and post-employment obligations set forth in the Employment Agreement; provided, however, for the avoidance of doubt, that the foregoing shall not be construed as resulting in the duplication of any compensation or severance benefits payable to the Executive.

9. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs (in the case of the Executive) and permitted assigns. This Agreement is personal to the Executive and neither this Agreement nor any rights hereunder may be assigned by the Executive. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned to successor to Parent or to any current or future member of the Parent Group.

10. Notice. Any notice to either Party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such Party, for all purposes, if the same shall be personally delivered to such Party, or sent to such Party by registered mail, postage prepaid, at, in the case of the Company, 8770 W. Bryn Mawr Ave., Suite 900, Chicago, IL 60631, Attn: General Counsel, and, in the case of the Executive, the Executive’s principal residence address as shown in the records of the Company. Either Party hereto may change the address to which notices are to be sent to such Party hereunder by written notice of such new address given to the other Party hereto. Notices shall be deemed given when received if delivered personally or three days after mailing if mailed as aforesaid.

11. Governing Law and Disputes. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without regard to its conflict of law principles. The Company and the Executive agree to attempt to resolve any dispute between them quickly and fairly, and in good faith. Should such a dispute remain unresolved, the Company and the Executive irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States located in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement. The Company and the Executive irrevocably and unconditionally agree to personal jurisdiction and venue of any such suit, action or proceeding in the courts of the State of Illinois or of the United States located in Chicago, Illinois.

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12. Tax Withholding. The Company shall withhold from any payments made to the Executive under this Agreement any amounts determined by the Company to be required to be withheld by applicable federal, state or local tax law.

13. Miscellaneous.

(a) The Executive hereby acknowledges and agrees that the Executive has carefully read this Agreement, fully understands what this agreement means, and is signing this Agreement knowingly and voluntarily, and that the Executive has not relied on any representations or statements made by the Company that are not specifically set forth in this Agreement. Furthermore, the Executive acknowledges that the Executive has received, or had the opportunity to receive, independent legal advice from legal counsel of the Executive’s choice prior to executing this Agreement.

(b) This Agreement (including applicable references to the Employment Agreement, which are hereby incorporated herein) represents the entire understanding of the Parties hereto with respect to the matters set forth herein and supersedes any prior understandings or agreements between the Parties with respect thereto. The terms and provisions of this Agreement may not be modified or amended except in a writing signed by both Parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c) No waiver by either party of any breach by the other Party of any condition or provision contained in this Agreement to be fulfilled or performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided herein, any waiver must be in writing and signed by the Executive or, on behalf of the Company, a Company officer or delegated member of the Board.

(d) The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable under this Agreement following the Executive’s death by giving the Company written notice thereof in accordance with applicable Company policies. In the event of the Executive’s death or a judicial determination of the Executive’s incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive’s beneficiary, estate, or other legal representative.

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14. Section 409A of the Code.

(a) The intent of the Parties is that payments and benefits under this Agreement comply with, or are exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and other guidance promulgated thereunder, each as may be amended from time to time (the “Code”). Accordingly, to the maximum extent permitted, all provisions of this Agreement will be construed and interpreted in a manner consistent with this intent. In the event that the Company determines that any amounts payable hereunder would otherwise be taxable to the Executive under Section 409A of the Code, the Company may adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines in its discretion are necessary or appropriate to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes under such the same. To the extent that any provision hereof is modified in order to comply with Section 409A of the Code, such modification will be made in good faith and will, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever will the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

(b) A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code. The Parties hereby acknowledge that they believe that the Executive will have experienced a “separation from service” within the meaning of Section 409A of the Code as of the Retirement Date. Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit will not be made or provided until the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (ii) the date of the Executive’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement will be paid or provided in accordance with the normal payment dates specified for them herein.

(c) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, (i) all expenses or other reimbursements hereunder will be made on or before the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) any right to reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year will in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

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(d) For purposes of Section 409A of the Code, the Executive’s right to receive any installment payments pursuant to this Agreement is treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period is within the sole discretion of the Company.

(e) Notwithstanding any provision of this Agreement to the contrary, in no event will any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.

15. Indemnification. With respect to the Consulting Period, the Company shall continue to cover the Executive under its Directors and Officers insurance policy and shall indemnify, defend and hold the Executive harmless on the same basis as the senior executives of the Company, but in no event on a less favorable basis as provided pursuant to the Indemnification Agreement between the Company and Executive in effect on the date hereof.

16. Counterparts. This Agreement may be executed in counterparts, which shall be deemed originals with the same effect as if both Parties had signed the same document. Any counterpart shall be construed together with any other counterpart and both shall constitute one Agreement. For the purposes of this Agreement, a facsimile or PDF copy of a signature shall be construed to be an original.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the date first set forth above.

LAWSON PRODUCTS, INC.

By:	/s/ Richard D. Pufpaf
Name: Richard D. Pufpaf
Title: Senior Vice President, Secretary, General Counsel and Chief Compliance Officer

EXECUTIVE

/s/ Michael G. DeCata
Michael G. DeCata

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EXHIBIT A

CONFIDENTIAL GENERAL RELEASE

In consideration of the payments and other benefits set forth in Retirement and Consulting Agreement dated as of April 4, 2022 (hereinafter the “Agreement”) made and entered into by and between Michael G. DeCata (hereinafter the “Executive”) and Lawson Products, Inc., an Illinois corporation (hereinafter the “Employer”), Executive hereby executes this Confidential General Release (hereinafter the “Release”):

1. Executive hereby releases Employer, its past and present parents, subsidiaries, affiliates, predecessors, successors, assigns, related companies, entities or divisions, its or their past and present employee benefit plans, trustees, fiduciaries and administrators and any and all of its and their respective past and present officers, directors, partners, insurers, agents, representatives, attorneys and employees (all collectively included in the term the “Employer” for purposes of this release), from any and all claims, demands or causes of action which Executive, or Executive’s heirs, executors, administrators, agents, attorneys, representatives or assigns (all collectively included in the term “Executive” for purposes of this release), have, had or may have against Employer, based on any events or circumstances arising or occurring prior to and including the date of Executive’s execution of this Release to the fullest extent permitted by law, regardless of whether such claims are now known or are later discovered, including but not limited to any claims relating to Executive’s employment or termination of employment by Employer, any rights of continued employment, reinstatement or reemployment by Employer, and any costs or attorneys’ fees incurred by Executive (collectively, the “Released Claims”); provided, however, Executive is not waiving, releasing or giving up any rights Executive may have to workers’ compensation benefits, to vested benefits under any pension or savings plan, to payment of earned and accrued but unused vacation pay, to continued benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, to unemployment insurance, to any vested Equity Awards, to any vested awards or benefits under the LTIP or any Benefit Plan, to indemnification (x) provided by Lawson Products, Inc., a Delaware corporation, pursuant to the Delaware General Corporation Law or its certificate of incorporation or bylaws or the Indemnification Agreement dated as of August 14, 2017, between Lawson Products, Inc., a Delaware corporation, and Executive, or (y) provided by Employer pursuant to the Illinois Business Corporation Act or its articles of incorporation or bylaws, in each case as they exist on the date of Executive’s termination of employment, or to enforce the terms of the Agreement, or any other right which cannot be waived as a matter of law. In the event any claim or suit is filed on Executive’s behalf with respect to a Released Claim, Executive waives any and all rights to receive monetary damages or injunctive relief in favor of Executive from or against the Employer.

2. Executive agrees and acknowledges: that this Release is intended to be a general release that extinguishes all Released Claims by Executive against Employer; that Executive is waiving any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Rehabilitation Act, the Illinois Human Rights Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act, the Illinois Worker Adjustment and Retraining

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Notification Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Family Military Leave Law, the Illinois Whistleblower Act, the Illinois Biometric Information Privacy Act, and all other federal, state and local statutes, ordinances and common law, including but not limited to any and all claims alleging personal injury, emotional distress or other torts, to the fullest extent permitted by law; that Executive is waiving all Released Claims against Employer, known or unknown, arising or occurring prior to and including the date of Executive’s execution of this Release; that the consideration that Executive will receive in exchange for Executive’s waiver of the Released Claims exceeds anything of value to which Executive is already entitled; that Executive has entered into this Release knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice from counsel of Executive’s choosing; and that Executive has had a reasonable period of time within which to consider this Release. Executive represents that Executive has not assigned any claim against Employer to any person or entity. Executive acknowledges that Executive has no right to any future employment with Employer, that Executive has received all compensation, benefits, remuneration, accruals, contributions, reimbursements, bonuses, vacation pay, and other payments, leave and time off due; and that Executive has not suffered any injury that resulted, in whole or in part, from Executive’s work at Employer that would entitle Executive to payments or benefits under any state worker’s compensation law and the termination of Executive’s employment by Employer is not related to any such injury.

3. Executive represents and warrants that Executive has not engaged in any unlawful or fraudulent conduct in connection with Executive’s employment or duties with Employer; that Executive is not aware of Employer’s violation of any applicable law, rule, regulation and/or binding legal guidance; and that Executive is not aware of Employer’s material non-compliance with any applicable accounting or professional responsibility rule, practice and/or principle.

4. Executive agrees to keep the terms of this Release confidential and not to disclose the terms of this Release to anyone except to Executive’s spouse, attorneys, tax consultants or as otherwise required by law, and agrees to take all steps necessary to assure confidentiality by those recipients of this information. Nothing contained in this Agreement shall be interpreted or construed as requiring non-disclosure with respect to factual information relating to any allegations of sexual harassment or sexual abuse.

5. Executive understands that nothing contained in this Agreement limits: (a) Executive’s ability to file a charge or complaint with or make reports regarding alleged criminal conduct or unlawful employment practices to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, law enforcement, or any other federal, state or local governmental agency or commission (“Government Agencies”); (b) Executive’s right to disclose information about or testify regarding alleged criminal conduct or unlawful acts in the workplace, including but not limited to discrimination, harassment, retaliation or any other unlawful or potentially unlawful conduct; or (c) Executive’s ability to file or disclose any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive is entitled; (d) Executive’s ability to testify in an administrative, legislative or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices when Executive has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from a Government Agency or the legislature; (e) Executive’s ability to assist or communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to

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Employer; (f) Executive’s right to request or receive confidential legal advice; or (g) Executive’s right to make truthful statements or disclosures regarding unlawful employment practices; provided, however, that Executive may not disclose Employer information that is protected by the attorney-client privilege, except as expressly authorized by law. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

6. This Agreement does not constitute and will not be construed as an admission by Employer that it has violated any law, interfered with any rights, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Executive, and Employer expressly denies that it has engaged in any such conduct.

7. Executive hereby agrees and acknowledges that Executive has carefully read this Release, fully understands what this Release means, and is signing this Release knowingly and voluntarily, that no other promises or agreements have been made to Executive other than those set forth in the Agreement or this Release, and that Executive has not relied on any statement by anyone associated with Employer that is not contained in the Agreement or this Release in deciding to sign this Release.

8. This Release will be governed by the laws of the State of Illinois and all disputes arising under this Release must be submitted to a court of competent jurisdiction in Chicago, Illinois. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

9. Executive may accept this Release by delivering an executed copy of the Release to:

Lawson Products, Inc.

8770 W. Bryn Mawr Ave., Suite 900

Chicago, IL 60631

Attn: General Counsel

on or before April 25, 2022 [insert a date at least twenty-one (21) calendar days after Executive’s receipt of this Agreement].

10. Executive may revoke this Release within seven (7) days after it is executed by Executive by delivering a written notice of revocation to:

Lawson Products, Inc.

8770 W. Bryn Mawr Ave., Suite 900

Chicago, IL 60631

Attn: General Counsel

no later than the close of business on the seventh (7th) calendar day after this Release was signed by Executive. This Release will not become effective or enforceable until the eighth (8th) calendar day after Executive signs it. If Executive revokes this Release, Employer shall have no obligation to provide the payments and other benefits set forth in the Agreement.

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EXECUTIVE:

Name:	/s/ Michael G. DeCata
Date:	April 4, 2022

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EXHIBIT B

Outstanding Equity Awards (as of April 4, 2022)1

Type of Award	# Outstanding	Grant Date	# Unvested	Strike Price	Expiration Date and/or Cliff Vesting Date[2]
SPRs	162,857	1/12/15	0	$25.16	1/12/22
SPRs	126,667	1/12/15	0	$29.16	1/12/22
SPRs	90,476	1/12/15	0	$33.16	1/12/22
Options	17,143	1/12/15	0	$25.16	1/12/22
Options	13,333	1/12/15	0	$29.16	1/12/22
Options	9,524	1/12/15	0	$33.16	1/12/22
SPRs	15,977	1/15/16	0	$18.98	12/31/23
SPRs	17,210	8/14/17	0	$23.70	8/14/24
SPRs	13,667	8/14/17	0	$27.70	8/14/24
SPRs	10,123	8/14/17	0	$31.70	8/14/24
Options	16,790	8/14/17	0	$23.70	8/14/24
Options	13,333	8/14/17	0	$27.70	8/14/24
Options	9,877	8/14/17	0	$31.70	8/14/24
RSUs	2,500	3/2/20	2,500	n/a	3/2/23
RSUs	3,000	3/9/20	3,000	n/a	3/9/23
MSUs	3,323	1/5/21	3,323	n/a	12/31/23
RSUs	2,641	1/5/21	2,641	n/a	12/31/23
ROICs	5,282	1/5/21	5,282	n/a	12/31/23

[1]

This is a summary of currently outstanding equity awards. In the event of any discrepancy between this table and the actual equity awards outstanding, the terms of the actual equity awards outstanding on the date hereof, as the same may be amended from time to time, shall control for all purposes.

[2]	Currently extended due to blackout period.

B-1